January 23, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER
FISCAL YEAR 2019 RESULTS

•	Record quarterly net revenues of $1.93 billion, up 12% over the prior year’s fiscal first quarter and 2% over the preceding quarter

•	Quarterly net income of $249 million, or $1.69 per diluted share, and adjusted quarterly net income of $264 million(1), or $1.79 per diluted share(1)

•	Client assets under administration of $725.4 billion, financial assets under management of $126.5 billion and total Private Client Group financial advisors of 7,815

•	Record net loans at Raymond James Bank of $19.9 billion

•	Annualized return on equity for the quarter of 15.9% and adjusted annualized return on equity for the quarter of 16.9%(1)

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.93 billion and net income of $249 million, or $1.69 per diluted share, for the fiscal first quarter ended December 31, 2018. Excluding a $15 million loss associated with the sale of the European equity research business(2) during the quarter, adjusted quarterly net income was $264 million(1), or $1.79 per diluted share(1). Revenue growth was largely attributable to beginning the quarter with higher Private Client Group assets in fee-based accounts, as well as higher net interest income, primarily at Raymond James Bank.

In the fiscal first quarter, the firm repurchased 6.1 million shares of common stock for $458 million at an average price of approximately $75.70 per share. As of December 31, 2018, $255 million of availability remained under the $500 million share repurchase authorization announced on November 29, 2018.

“Despite the challenging market environment, the Private Client Group segment, Asset Management segment and Raymond James Bank generated record net revenues during the quarter,” said Chairman and CEO Paul Reilly. “We acted opportunistically during the quarter to deploy capital through share repurchases, as well as the recently-announced niche acquisition of Silver Lane Advisors to complement and expand our investment banking business.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.36 billion, up 10% over the prior year’s fiscal first quarter and 4% over the preceding quarter

•	Record quarterly pre-tax income of $164 million, up 6% over the prior year’s fiscal first quarter and 25% over the preceding quarter

•	Private Client Group assets under administration of $690.7 billion, flat with December 2017 and down 9% compared to September 2018 due to the equity market decline during the quarter

•	Private Client Group assets in fee-based accounts of $338.8 billion, an increase of 7% over December 2017 and a decline of 8% compared to September 2018

•	Number of Private Client Group financial advisors of 7,815 increased 278 over December 2017 and two over September 2018

Revenue growth during the quarter was mostly driven by higher assets in fee-based accounts at the beginning the quarter partially offset by the decline in brokerage revenues. As assets in fee-based accounts are billed primarily on balances at the beginning of the quarter, the 8% sequential decline of assets in fee-based accounts during the quarter will negatively impact asset management fees in the fiscal second quarter. Growth of Raymond James Bank Deposit Program (RJBDP) fees was primarily driven by higher short-term interest rates and an increase in the internal servicing fee paid by Raymond James Bank to the Private Client Group. Clients’ domestic cash sweep balances of $46.8 billion increased substantially due to the elevated market volatility during the quarter.

“We continue to experience strong levels of interest from prospective advisors across all of our affiliation options and benefit from low regrettable attrition of existing advisors,” said Reilly. “The net addition of financial advisors was low relative to recent quarters, partly due to a large number of planned retirements where the firm retained the vast majority of the client assets.”

Capital Markets

•	Quarterly net revenues of $253 million, up 17% over the prior year’s fiscal first quarter and down 8% compared to the preceding quarter

•	Quarterly pre-tax income of $12 million, negatively impacted by a $15 million loss associated with the sale of the European equity research business(2)

•	Investment banking revenues of $129 million, an increase of 59% over the prior year’s fiscal first quarter and a decline of 9% compared to the record set in the preceding quarter

Compared to the prior year’s fiscal first quarter, net revenues grew 17% as higher M&A revenues and equity underwriting fees more than offset the decline in fixed income brokerage revenues. The decline in net revenues compared to the preceding quarter was primarily due to a sequential decrease in M&A revenues and tax credit fund revenues, which both set records in the preceding quarter. Partially offsetting these declines was a 27% sequential increase in equity brokerage revenues, which were helped by the spike in market volatility during the quarter.

“While we exited the European equity research business during the quarter, we will continue providing European clients with our North American equity research, which we have been doing successfully for over 30 years,” said Reilly. “We are excited to welcome Silver Lane Advisors to the Raymond James family, strengthening our M&A platform with deep expertise in the asset and wealth management sectors. This transaction is expected to close by April 2019.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•	Record quarterly net revenues of $174 million, up 15% over the prior year’s fiscal first quarter and 1% over the preceding quarter

•	Quarterly pre-tax income of $64 million, an increase of 12% over the prior year’s fiscal first quarter and essentially flat with the preceding quarter

•	Financial assets under management of $126.5 billion, down 3% compared to December 2017 and 10% compared to September 2018, largely due to the equity market decline during the quarter

Despite net inflows for the Asset Management Services division, financial assets under management were negatively impacted by the market decline and net outflows for Carillon Tower Advisers during the quarter.

Raymond James Bank

•	Record quarterly net revenues of $203 million, up 23% over the prior year’s fiscal first quarter and 4% over the preceding quarter

•	Quarterly pre-tax income of $110 million, down 4% compared to the prior year’s fiscal first quarter and 15% compared to the preceding quarter

•	Record net loans of $19.9 billion, representing growth of 12% over December 2017 and 2% over September 2018

•	Net interest margin of 3.25% for the quarter, up 17 basis points over the prior year’s fiscal first quarter and down 2 basis points compared to the preceding quarter

Broad-based loan growth and the year-over-year expansion of net interest margin drove record quarterly revenues. The modest sequential decline in the net interest margin to 3.25% from 3.27% in the preceding quarter was largely attributable to the substantial increase in cash balances, which are lower yielding, during the quarter. Despite solid revenue growth, pre-tax income was negatively impacted by an increase in the internal servicing fee paid to the Private Client Group segment related to RJBDP accounts and an increase in the loan loss provision. Of the $16 million sequential increase in the RJBDP fees paid by Raymond James Bank to the Private Client Group, approximately $14 million was driven by the higher internal servicing fee rate. The increase in the loan loss provision was largely attributable to loan growth and provisions related to certain credits downgraded during the quarter. The downgrades were limited to a small number of credits across multiple industries and are not indicative of overall deterioration of the portfolio, as evidenced by criticized loans as a percent of total loans actually declining to 1.13% from 1.32% in December 2017 and 1.18% in September 2018.

A conference call to discuss the results will take place tomorrow morning, Thursday, January 24th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 1594815), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until April 23, 2019, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,800 financial advisors. Total client assets are $725 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, changes in tax rules, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Selected Financial Highlights 1st Quarter Fiscal 2019                                     (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Net revenues	$1,931	$1,726	$1,899	12%	2%
Pre-tax income (3)	$332	$311	$350	7%	(5)%
Net income (3)	$249	$119	$263	109%	(5)%

Earnings per common share:
Basic	$1.73	$0.82	$1.80	111%	(4)%
Diluted	$1.69	$0.80	$1.76	111%	(4)%

Non-GAAP measures: (1)
Adjusted pre-tax income (3)	$347	$315	$350	10%	(1)%
Adjusted net income (3)	$264	$239	$251	10%	5%

Adjusted basic earnings per common share	$1.83	$1.65	$1.72	11%	6%
Adjusted diluted earnings per common share	$1.79	$1.61	$1.68	11%	7%

Segment Results
	Three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Net revenues: (4)
Private Client Group	$1,356	$1,233	$1,309	10%	4%
Capital Markets	253	217	274	17%	(8)%
Asset Management	174	151	172	15%	1%
RJ Bank	203	165	195	23%	4%
Other (5)	2	(3)	(12)	NM	NM
Intersegment eliminations	(57)	(37)	(39)
Total net revenues	$1,931	$1,726	$1,899	12%	2%

Pre-tax income/(loss): (3)
Private Client Group	$164	$155	$131	6%	25%
Capital Markets	12	5	48	140%	(75)%
Asset Management	64	57	64	12%	—
RJ Bank	110	114	130	(4)%	(15)%
Other (5)	(18)	(20)	(23)	10%	22%
Pre-tax income	$332	$311	$350	7%	(5)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues: (6)
Asset management and related administrative fees	$865	$729	$832	19%	4%
Brokerage revenues
Securities commissions	388	416	390	(7)%	(1)%
Principal transactions	76	97	74	(22)%	3%
Total brokerage revenues	464	513	464	(10)%	—
Account and service fees (4)	185	171	178	8%	4%
Investment banking (4)	137	88	152	56%	(10)%
Interest income	316	232	292	36%	8%
Other	37	33	44	12%	(16)%
Total revenues	2,004	1,766	1,962	13%	2%
Interest expense	(73)	(40)	(63)	83%	16%
Net revenues	1,931	1,726	1,899	12%	2%
Non-interest expenses: (4) (6)
Compensation, commissions and benefits	1,265	1,153	1,238	10%	2%
Communications and information processing	92	80	90	15%	2%
Occupancy and equipment costs	51	50	53	2%	(4)%
Business development	43	34	47	26%	(9)%
Investment sub-advisory fees	24	22	24	9%	—
Professional fees (7)	22	12	26	83%	(15)%
Bank loan loss provision	16	1	6	NM	167%
Acquisition and disposition-related expenses (2)	15	4	—	275%	NM
Other	73	59	71	24%	3%
Total non-interest expenses	1,601	1,415	1,555	13%	3%
Income including noncontrolling interests and before provision for income taxes	330	311	344	6%	(4)%
Provision for income taxes	83	192	87	(57)%	(5)%
Net income including noncontrolling interests	247	119	257	108%	(4)%
Net loss attributable to noncontrolling interests	(2)	—	(6)	NM	67%
Net income attributable to Raymond James Financial, Inc.	$249	$119	$263	109%	(5)%
Earnings per common share – basic	$1.73	$0.82	$1.80	111%	(4)%
Earnings per common share – diluted	$1.69	$0.80	$1.76	111%	(4)%
Weighted-average common shares outstanding – basic	144.2	144.5	145.6	—	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	147.3	148.3	149.5	(1)%	(1)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                       Selected Key Metrics
1st Quarter Fiscal 2019                                      (Unaudited)

	For the period ended
Total company	December 31, 2018			December 31, 2017		September 30, 2018
Total assets	$38.5	bil.		$36.1	bil.	$37.4	bil.
Total equity (3)	$6.1	bil.		$5.7	bil.	$6.4	bil.
Book value per share (8)	$43.69			$39.25		$43.73
Tangible book value per share (1) (8)	$39.43			$34.94		$39.52
Return on equity - quarter (9)	15.9%			8.4%		16.8%
Adjusted return on equity - quarter (1) (9)	16.9%			16.8%		16.0%
Total compensation ratio - quarter (10)	65.5%			66.8%		65.2%
Pre-tax margin on net revenues - quarter (11)	17.2%			18.0%		18.4%
Adjusted pre-tax margin on net revenues - quarter (1) (11)	18.0%			18.3%		NA
Effective tax rate - quarter	25.2%			61.7%		25.4%
Adjusted effective tax rate - quarter (1)	NA			24.1%		28.8%

Total company capital ratios:
Tier 1 capital ratio	23.6%		(12)	22.3%		24.3%
Total capital ratio	24.7%		(12)	23.3%		25.3%
Tier 1 leverage ratio	14.6%		(12)	14.4%		15.8%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Client assets under administration	$725.4	$727.2	$790.4	—	(8)%
Private Client Group assets under administration	$690.7	$692.1	$755.7	—	(9)%
Private Client Group assets in fee-based accounts	$338.8	$316.7	$366.3	7%	(8)%
Financial assets under management	$126.5	$130.3	$140.9	(3)%	(10)%

Private Client Group financial advisors	As of
	December 31, 2018	December 31, 2017	September 30, 2018
Employees	3,166	3,038	3,167
Independent contractors	4,649	4,499	4,646
Total advisors	7,815	7,537	7,813

Clients’ domestic cash sweep balances ($ in millions)	As of
	December 31, 2018	December 31, 2017	September 30, 2018
RJBDP
RJ Bank	$21,138	$18,374	$19,446
Third-party banks	18,320	20,836	15,564
Subtotal RJBDP	39,458	39,210	35,010
Money Market Funds	4,436	1,710	3,240
Client Interest Program	2,935	3,334	2,807
Total clients’ domestic cash sweep balances	$46,829	$44,254	$41,057

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                           Segment Results
1st Quarter Fiscal 2019                              (Unaudited)

Private Client Group

	For the three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues: (6)
Asset management and related administrative fees	$707	$591	$674	20%	5%
Brokerage revenues:
Mutual and other fund products	157	175	168	(10)%	(7)%
Insurance and annuity products	104	111	106	(6)%	(2)%
Equities and fixed income products	103	110	100	(6)%	3%
Total brokerage revenues	364	396	374	(8)%	(3)%
Investment banking	7	7	10	—	(30)%
Interest income	56	43	53	30%	6%
Account and service fees:
Mutual fund and annuity service fees	83	81	86	2%	(3)%
RJBDP fees: (13)
Third-party banks (4)	68	61	64	11%	6%
RJ Bank	41	21	25	95%	64%
Client account and other fees	33	29	26	14%	27%
Total account and service fees	225	192	201	17%	12%
All other	7	9	6	(22)%	17%
Total revenues	1,366	1,238	1,318	10%	4%
Interest expense	(10)	(5)	(9)	100%	11%
Net revenues	1,356	1,233	1,309	10%	4%
Non-interest expenses:
Compensation, commissions and benefits	1,032	935	1,005	10%	3%
Non-compensation	160	143	173	12%	(8)%
Total non-interest expenses	1,192	1,078	1,178	11%	1%
Pre-tax income	$164	$155	$131	6%	25%

Pre-tax margin on net revenues	12.1%	12.6%	10.0%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                           Segment Results
1st Quarter Fiscal 2019                              (Unaudited)

Capital Markets

	For the three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues: (6)
Brokerage revenues:
Equity	$42	$43	$33	(2)%	27%
Fixed income	57	74	55	(23)%	4%
Total brokerage revenues	99	117	88	(15)%	13%
Investment banking: (4)
Equity underwriting	27	17	27	59%	—
Merger & acquisition and advisory	83	43	97	93%	(14)%
Fixed income investment banking	19	21	18	(10)%	6%
Total investment banking	129	81	142	59%	(9)%
Interest income	10	7	8	43%	25%
Tax credit fund revenues	19	14	39	36%	(51)%
All other	4	4	4	—	—
Total revenues	261	223	281	17%	(7)%
Interest expense	(8)	(6)	(7)	33%	14%
Net revenues	253	217	274	17%	(8)%
Non-interest expenses
Compensation, commissions and benefits	158	156	164	1%	(4)%
Non-compensation (2)	87	59	65	47%	34%
Total non-interest expenses	245	215	229	14%	7%
Income before taxes and including noncontrolling interests	8	2	45	300%	(82)%
Noncontrolling interests	(4)	(3)	(3)	(33)%	(33)%
Pre-tax income excluding noncontrolling interests	$12	$5	$48	140%	(75)%

Pre-tax margin on net revenues	4.7%	2.3%	17.5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                           Segment Results
1st Quarter Fiscal 2019                              (Unaudited)

Asset Management

	For the three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues: (6)
Asset management and related administrative fees
Managed programs	$117	$104	$118	13%	(1)%
Administration and other	44	37	42	19%	5%
Total asset management and related administrative fees	161	141	160	14%	1%
Account and service fees	9	7	6	29%	50%
All other	4	3	6	33%	(33)%
Net revenues	174	151	172	15%	1%
Non-interest expenses:
Compensation and benefits	43	37	43	16%	—
Non-compensation	65	54	63	20%	3%
Total non-interest expenses	108	91	106	19%	2%
Income before taxes and including noncontrolling interests	66	60	66	10%	—
Noncontrolling interests	2	3	2	(33)%	—
Pre-tax income excluding noncontrolling interests	$64	$57	$64	12%	—

Pre-tax margin on net revenues	36.8%	37.7%	37.2%

RJ Bank

	For the three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues:
Interest income	$239	$176	$222	36%	8%
Interest expense	(42)	(13)	(33)	223%	27%
Net interest income	197	163	189	21%	4%
All other	6	2	6	200%	—
Net revenues	203	165	195	23%	4%
Non-interest expenses:
Compensation and benefits	11	9	10	22%	10%
Non-compensation:
Loan loss provision	16	1	6	NM	167%
RJBDP fees to PCG	41	21	25	95%	64%
All other	25	20	24	25%	4%
Total non-interest expenses	93	51	65	82%	43%
Pre-tax income	$110	$114	$130	(4)%	(15)%

Pre-tax margin on net revenues	54.2%	69.1%	66.7%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                           Segment Results
1st Quarter Fiscal 2019                              (Unaudited)

Other

	For the three months ended			% change from
$ in millions	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Revenues:
Interest income	$16	$8	$14	100%	14%
Gains/(losses) on private equity investments	4	7	(12)	(43)%	NM
All other	1	1	5	—	(80)%
Total revenues	21	16	7	31%	200%
Interest expense	(19)	(19)	(19)	—	—
Net revenues	2	(3)	(12)	NM	NM
Non-interest expenses	20	17	16	18%	25%
Loss before taxes and including noncontrolling interests	(18)	(20)	(28)	10%	36%
Noncontrolling interests	—	—	(5)	—	100%
Pre-tax loss excluding noncontrolling interests	$(18)	$(20)	$(23)	10%	22%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.                   RJ Bank Selected Key Metrics
1st Quarter Fiscal 2019                                      (Unaudited)

Raymond James Bank ($ in millions)	As of
	December 31, 2018	December 31, 2017	September 30, 2018
Total assets	$25,140	$21,867	$23,205
Total equity	$2,072	$1,822	$2,021
Bank loans, net	$19,887	$17,697	$19,518
Allowance for loan losses	$219	$191	$203
Allowance for loan losses (as % of loans)	1.10%	1.08%	1.04%
Total nonperforming assets	$52	$42	$28
Nonperforming assets (as % of total assets)	0.21%	0.19%	0.12%
Total criticized loans	$227	$236	$233
Criticized loans (as % of loans)	1.13%	1.32%	1.18%

	Three months ended			% change from
	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Bank loan loss provision	$16	$1	$6	NM	167%
Net recoveries	$(1)	$—	$—	NM	NM

	As of
	December 31, 2018		December 31, 2017	September 30, 2018
RJ Bank capital ratios:
Tier 1 capital ratio	12.7%	(12)	12.2%	12.7%
Total capital ratio	13.9%	(12)	13.4%	13.9%
Tier 1 leverage ratio	8.5%	(12)	8.6%	8.8%

Raymond James Bank Net Interest Analysis
	Three months ended
	December 31, 2018			December 31, 2017			September 30, 2018
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$1,304	$7	2.24%	$1,354	4	1.30%	$708	$3	1.94%
Available-for-sale securities	2,717	16	2.32%	2,169	10	1.87%	2,641	14	2.17%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	7,763	91	4.58%	7,414	73	3.89%	7,860	89	4.43%
Commercial real estate construction loans	171	2	5.62%	140	2	4.80%	165	2	5.25%
CRE loans	3,558	41	4.55%	3,037	29	3.71%	3,443	38	4.28%
Tax-exempt loans (14)	1,284	9	3.33%	1,040	7	3.42%	1,208	8	3.44%
Residential mortgage loans	3,891	32	3.32%	3,245	25	3.06%	3,700	31	3.35%
Securities-based loans	3,102	36	4.58%	2,471	23	3.68%	2,972	33	4.37%
Loans held for sale	186	3	5.39%	116	1	3.46%	134	2	4.49%
Total loans, net	19,955	214	4.27%	17,463	160	3.65%	19,482	203	4.14%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	169	2	3.97%	130	2	4.25%	144	2	4.90%
Total interest-earning banking assets	24,145	239	3.94%	21,116	176	3.32%	22,975	222	3.85%
Total interest-bearing banking liabilities	22,085	42	0.75%	19,269	13	0.26%	20,860	33	0.63%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,060	$197		$1,847	163		$2,115	$189
Net interest margin (net yield on interest-earning banking assets)			3.25%			3.08%			3.27%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2019

Reconciliation of GAAP measures to non-GAAP measures (Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the table below, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended
$ in millions, except per share amounts	December 31, 2018	December 31, 2017	September 30, 2018
Net income: (3)	$249	$119	$263
Non-GAAP adjustments:
Acquisition and disposition-related expenses (2)	15	4	—
Tax effect on non-GAAP adjustments	—	(1)	—
Impact of the Tax Act (15)	—	117	(12)
Total non-GAAP adjustments, net of tax	15	120	(12)
Adjusted net income	$264	$239	$251

Pre-tax income: (3)	332	311	350
Pre-tax non-GAAP adjustments (as detailed above)	15	4	—
Adjusted pre-tax income	$347	$315	$350
Pre-tax margin on net revenues (11)	17.2%	18.0%	18.4%
Adjusted pre-tax margin on net revenues (11)	18.0%	18.3%	NA
Earnings per common share:
Basic	$1.73	$0.82	$1.80
Diluted	$1.69	$0.80	$1.76
Adjusted basic	$1.83	$1.65	$1.72
Adjusted diluted	$1.79	$1.61	$1.68
Return on equity:
Average equity (16)	$6,256	$5,639	$6,263
Return on equity (9)	15.9%	8.4%	16.8%
Adjusted average equity (16)	$6,263	$5,699	$6,257
Adjusted return on equity (9)	16.9%	16.8%	16.0%
Impact of the Tax Act: (15)
Pre-tax income including noncontrolling interests	$330	$311	$344

Provision for income taxes	83	192	87
Less: impact of the Tax Act	—	117	(12)
As adjusted for impact of the Tax Act	$83	$75	$99
Effective tax rate	25.2%	61.7%	25.4%
Adjusted effective tax rate	NA	24.1%	28.8%

	As of
	December 31, 2018	December 31, 2017	September 30, 2018
Book value per share:
Total equity (3)	$6,143	$5,697	$6,368
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	633	651	639
Deferred tax assets	(34)	(26)	(27)
Tangible total equity	5,544	5,072	5,756
Common shares outstanding	140.6	145.2	145.6
Book value per share (8)	$43.69	$39.25	$43.73
Tangible book value per share (8)	$39.43	$34.94	$39.52

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2019

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

2.	The three months ended December 31, 2018 includes a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities.

3.	Excludes noncontrolling interests.

4.
Effective October 1, 2018, we adopted ASU 2014-09 “Revenues from Contracts With Customers”.  As a result of adoption, we have changed the presentation of certain costs related to investment banking transactions and certain administrative costs associated with RJBDP from a net presentation within revenues to a gross presentation.  These changes were made on a prospective basis beginning with our first fiscal quarter of 2019 and did not have an impact on our pre-tax income.  The related expenses are now presented in Professional fees and Other expenses in our Consolidated Statements of Income.

5.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions.

6.
We have reclassified certain revenues among income statement line items and renamed certain line items. See the Report on Form 8-K dated November 28, 2018 (available at www.sec.gov) for additional information. In addition, we have reclassified certain expenses between income statement line items and present Professional fees separately from Other Expenses. Prior period results have been conformed to the current presentation.

7.
Professional fees include audit fees, non-technology-related consulting fees and external legal fees (excluding legal or regulatory provisions) which were previously included within Other expense in our Consolidated Statements of Income. Professional fees also include, prospectively upon adoption of new accounting guidance on October 1, 2018, deal-related expenses which were previously netted against Investment banking revenues.

8.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

9.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

10.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

12.	Estimated.

13.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. Fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

14.	The average yield is presented on a tax-equivalent basis for each respective period.

15.
The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

16.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.